Exhibit (a)(11)

AMENDMENT NO. 10 TO

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

OF AMERICAN CENTURY INVESTMENT TRUST

THIS AMENDMENT NO. 10 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the 30th day of November, 2012, by the Trustees hereunder.

WHEREAS, the Board of Trustees have determined that it is in the best interests of the Trust to eliminate the B Class of Shares of High-Yield Fund, Core Plus Fund and Short Duration Fund; and

WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century Investment Trust (the "Trust") to change the name of a Series as set forth below:

Former Name	New Name
Inflation Protection Bond Fund	Short Duration Inflation Protection Bond Fund

NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended to reflect such action by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century Investment Trust

/s/ Myron S. Scholes Myron S. Scholes	/s/ Ronald J. Gilson Ronald J. Gilson

/s/ Jonathan S. Thomas Jonathan S. Thomas	/s/ Peter F. Pervere Peter F. Pervere

/s/ John B. Shoven John B. Shoven	/s/ Frederick L.A. Grauer Frederick L.A. Grauer

/s/ Jeremy I. Bulow Jeremy I. Bulow	/s/ Tanya S. Beder Tanya S. Beder

SCHEDULE A

American Century Investment Trust

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

Series	Class	Date of Establishment
Prime Money Market Fund	Investor	06/13/1993
	A Class	06/01/1998
	B Class	05/08/2002
	C Class	05/01/2001

Diversified Bond Fund	Investor	08/01/2001
	Institutional	08/01/2001
	A Class	08/01/2001
	B Class	05/08/2002
	C Class	05/08/2002
	R Class	06/30/2005

Premium Money Market Fund	Investor	08/01/2001

High-Yield Fund	Investor	05/08/2002
	Institutional	06/14/2004
	A Class	05/08/2002
	C Class	05/08/2002
	R Class	06/30/2005

Short Duration Inflation Protection Bond Fund	Investor	05/01/2005
	Institutional	05/01/2005
	A Class	05/01/2005
	B Class	05/01/2005
	C Class	05/01/2005
	R Class	05/01/2005

NT Diversified Bond Fund	Institutional	05/01/2006

Core Plus Fund	Investor	11/29/2006
	Institutional	11/29/2006
	A Class	11/29/2006
	C Class	11/29/2006
	R Class	11/29/2006

Short Duration Fund	Investor	11/29/2006
	Institutional	11/29/2006
	A Class	11/29/2006
	C Class	11/29/2006
	R Class	11/29/2006

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.

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